UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED    MANAGEMENT INVESTMENT COMPANY

Investment Company Act file number

811-07414

The Santa Barbara Group of Mutual Funds, Inc.

(Exact name of registrant as specified in charter)

107 South Fair Oaks Boulevard, Suite 315, Pasadena, CA 91105

(Address of principal executive offices)

(Zip code)

Emile Molineaux

Gemini Fund Services, LLC., 150 Motor Parkway, Suite 205, Hauppauge, NY 11788

(Name and address of agent for service)

Registrant's telephone number, including area code:

626-844-1440

Date of fiscal year end:

3/31

Date of reporting period:12/31/05

Item 1.  Schedule of Investments.

THE SANTA BARBARA GROUP OF MUTUAL FUNDS
THE BENDER GROWTH FUND
SCHEDULE OF INVESTMENTS (UNAUDITED)			December 31, 2005

% of Portfolio	Description	Shares	Value
100.09%	COMMON STOCK
1.95%	Apparel
	Coach, Inc*	15,000	$ 500,100
8.23%	Biotechnology
	Amgen, Inc.*	10,300	812,258
	Genentech, Inc.*	14,000	1,295,000
			2,107,258
2.39%	Commercial Services
	Monster Worldwide, Inc.*	15,000	612,300
11.41%	Computers
	Cognizant Technology Solutions Corp.*	20,000	1,007,000
	Network Appliance, Inc.*	48,820	1,318,140
	Synopsys, Inc.*	29,700	595,782
			2,920,922
10.48%	Healthcare-Products
	American Healthways, Inc*	18,800	850,700
	Arthrocare Corp.*	19,300	813,302
	Kyphon, Inc.*	25,000	1,020,750
			2,684,752
18.34%	Internet
	Check Point Software Technologies Ltd*	21,540	432,954
	EBAY, Inc.*	35,360	1,529,320
	Google, Inc.-Class A*	1,350	560,061
	Verisign, Inc.*	58,080	1,273,114
	Yahoo, Inc.*	23,000	901,140
			4,696,589
5.72%	Pharmaceuticals
	Gilead Sciences, Inc.*	27,800	1,463,114
15.94%	Retail - Restaurants
	Cheesecake Factory, Inc.*	18,900	706,671
	Panera Bread Co. - Class A*	14,000	919,520
	PF Changs China Bistro, Inc.*	21,950	1,089,378
	Starbucks Corp.*	45,540	1,366,655
			4,082,224
10.34%	Retail - Other
	Bed Bath & Beyond, Inc.*	17,940	648,531
	Chico's FAS, Inc.*	33,900	1,489,227
	Kohls Corp.*	10,485	509,571
			2,647,329
7.69%	Semiconductors
	Broadcom Corp.*	27,500	1,296,625
	Marvell Technology Group Ltd	12,000	673,080
			1,969,705
7.60%	Telecommunications
	Cisco Systems, Inc.	31,408	537,705
	Qualcomm Inc.	32,700	1,408,716
			1,946,421
	TOTAL COMMON STOCK
	(Cost $14,972,260)		25,630,714

100.09%	Total Value of Investments:		25,630,714
	(Total Cost: 14,972,260)

-0.09%	Liabilities in excess of other assets:		(24,182)

100.00%	Total Net Assets:		$ 25,606,532

* Non-income producing security

At December 31, 2005, net unrealized appreciation on investment securities, for federal income tax purposes, was as follows:
Aggregate gross unrealized appreciation for all investments
for which there was an excess of value over cost			$ 10,807,850
Aggregate gross unrealized depreciation for all investments
for which there was an excess of cost over value			(149,395)
Net unrealized appreciation			$ 10,658,455

THE SANTA BARBARA GROUP OF MUTUAL FUNDS
THE MONTECITO FUND
SCHEDULE OF INVESTMENTS (UNAUDITED)			December 31, 2005

% of Portfolio	Description	Shares	Value
71.22%	COMMON STOCK
1.60%	Aerospace/Defense
	General Dynamics Corp.	800	$ 91,240
1.78%	Auto Manufacturers
	Honda Motor Co., Ltd	3,500	101,395
3.36%	Banks
	Bank Of America Corp.	1,500	69,225
	Suntrust Banks, Inc.	1,681	122,310
			191,535
3.30%	Beverages
	Anheuser-Busch Companies, Inc.	3,000	128,880
	Pepsico, Inc.	1,000	59,080
			187,960
0.51%	Building Materials
	Masco Corp.	967	29,194
1.91%	Chemicals
	Ecolab, Inc.	3,000	108,810
2.01%	Commercial Services
	Paychex, Inc.	3,000	114,360
2.17%	Computers
	Factset Research Systems, Inc.	3,000	123,480
1.20%	Cosmetics/Personal Care
	Alberto-Culver Co.	1,500	68,625
2.60%	Diversified Finan Serv
	Chicago Mercantile Exchange	110	40,424
	T Rowe Price Group, Inc.	1,500	108,044
			148,468
3.57%	Food
	H.J. Heinz, Co.	3,000	101,160
	Sysco Corp.	3,300	102,465
			203,625
1.05%	Healthcare-Products
	Johnson & Johnson	1,000	60,100
4.13%	Household Products/Wares
	Avery Dennison Corp.	2,000	110,540
	Kimberly-Clark Corp.	2,100	125,265
			235,805
3.50%	Insurance
	Aflac, Inc.	1,500	69,630
	Arthur J Gallagher & Co	3,200	98,816
	Old Republic International Corp.	1,189	31,223
			199,669
0.94%	Machinery-Diversified
	Deere & Co	790	53,807
1.91%	Miscellaneous Manufacturing
	General Electric Co.	3,100	108,655
2.35%	Oil & Gas
	Exxon Mobil Corp.	923	51,845
	Petrochina Co., Ltd	1,000	81,960
			133,805
1.91%	Packaging & Containers
	Bemis Co.	3,900	108,654
4.16%	Pharmaceuticals
	Abbott Laboratories	3,000	118,290
	Eli Lilly & Co.	2,100	118,839
			237,129
1.47%	REITS-Apartments
	Archstone-Smith Trust	2,000	83,780
4.81%	REITS-Diversified
	Entertainment Properties Trust	2,500	101,875
	Global Signal, Inc.	4,000	172,640
			274,515
1.50%	REITS-Health Care
	Nationwide Health Properties, Inc.	4,000	85,600
1.66%	REITS-Manufactured Homes
	United Mobile Homes, Inc.	6,000	94,800
1.00%	REITS-Mortgage
	Gramercy Capital Corp.	2,500	56,950
2.54%	REITS-Office Property
	Hrpt Properties Trust	14,000	144,900
1.07%	REITS-Single Tenant
	Commercial Net Lease Realty	3,000	61,110
1.65%	REITS-Storage
	Sovran Self Storage, Inc.	2,000	93,940
5.10%	REITS-Warehouse/Industrial
	First Industrial Realty Trust	2,000	77,000
	Monmouth REIT -Class A	15,000	120,300
	ProLogis	2,000	93,440
			290,740
1.17%	Retail
	Lowe's Co., Inc.	1,000	66,660
1.75%	Semiconductors
	Intel Corp.	4,000	99,840
1.83%	Software
	Microsoft Corp.	4,000	104,600
1.71%	Telecommunications
	AT&T, Inc.	4,000	97,960
	TOTAL COMMON STOCK
	(Cost $3,994,971)		4,061,711

3.84%	PREFERRED STOCK
	REITS-Apartments
	Apartment Investment & Management Co., 7.75%	3,300	81,972
	REITS-Shopping Centers
	Ramco-Gershenson Properties Trust Conv., 7.95%	4,600	136,850
	TOTAL PREFERRED STOCK
	(Cost $221,651)		218,822

17.05%	U.S. GOVERNMENT AGENCY OBLIGATIONS
	Fannie Mae, 2.65%, 6/30/08	200,000	190,263
	Fannie Mae, 3.00%, 2/25/08 (a)	200,000	195,621
	Fannie Mae, 4.25%, 5/12/09	200,000	196,206
	Fannie Mae, 4.01%, 10/7/09	200,000	194,409
	Federal Home Loan Bank, 3.50%, 10/22/07	200,000	195,743
	TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
	(Cost $971,263)		972,242

3.53%	U.S. TREASURY BONDS
	U.S.Treasury Note TIP Bond, 1.875%, 7/15/15
	(Cost $200,835)	204,796	201,404

4.38%	SHORT-TERM INVESTMENTS
	Bank of New York Hamilton Fund- Premier Shares
	(Cost $250,000)	250,000	250,000

100.02%	Total Value of Investments:		5,704,179
	(Total Cost: 5,638,720)

-0.02%	Liabilities in excess of other assets:		(1,117)

100.00%	Net Assets:		$ 5,703,062

* Non-income producing securities.
REIT- Real Estate Investment Trust
TIP- Treasury Inflation Protected
(a) Rate shown is the rate in effect at December 31, 2005

At December 31, 2005, net unrealized appreciation on investment securities, for federal income tax purposes, was as follows:
Aggregate gross unrealized appreciation for all investments
for which there was an excess of value over cost			$ 116,387
Aggregate gross unrealized depreciation for all investments
for which there was an excess of cost over value			(50,928)
Net unrealized appreciation			$ 65,459

Security Valuation – Investment securities which are listed on a national securities exchange or on the NASDAQ National Market System for which market quotations are available are valued by an independent pricing service as of the close of business on the date of valuation.  The pricing service generally uses the last reported sale price for exchange traded securities, and the NASDAQ official closing price (NOCP) for NASDAQ traded securities.  Securities traded on a national securities exchange or on the NASDAQ National Market System for which there were not sales on the date of valuation are valued at the most recent bid price.

If market quotations are not readily available, the security will be valued at fair value (the amount which the owner might reasonably expect to receive for the security upon its current sale) as determined in good faith by the Fund's adviser or sub-adviser ("Fair Value" Pricing), subject to review by the Board of Directors.  Some of the general factors that the adviser or sub-adviser should consider in determining a valuation method for an individual issue of securities for which no market quotations are readily available include, but shall not be limited to:  the fundamental analytical data relating to the investment; the nature and duration of restrictions (if any) on disposition of the securities; and evaluation of the forces that influence the market in which these securities are purchased or sold.

Short-term investments that mature in 60 days or less are valued at amortized cost, unless the Board of Directors determines that such valuation does not constitute fair value.

Item 2. Controls and Procedures.

(a)

The registrant’s principal executive and principal financial officers, or persons performing similar functions, have concluded that the registrant’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended (the “1940 Act”)) are effective, as of a date within 90 days of the filing date of this report that includes the disclosure required by this paragraph, based on their evaluation of the controls and procedures required by Rule 30a-3(b) under the 1940 Act and Rules 13a-15(b) or 15d-15(b) under the  Securities Exchange Act of 1934, as amended.

(b)

There were no significant changes in the registrant’s internal control over financial reporting that occurred during the registrant’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the registrant’s internal control over financial reporting.

Item 3.  Exhibits.

Certifications required by Rule 30a-2(a) under the Investment Company Act of 1940 (17 CFR 270.30a-2(a)) (and Item 3 of Form N-Q) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) The Santa Barbara Group of Mutual Funds, Inc.

By (Signature and Title)

       John P. Odell, Co-Chairman & Co-President

Date  2/28/2006

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By (Signature and Title)

        John P. Odell, Co-Chairman & Co-President

Date  2/28/2006

By (Signature and Title)

       Steven W. Arnold, Co-Chairman, Co-President & Treasurer

Date  2/28/2006